UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2023

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-03789	SOUTHWESTERN PUBLIC SERVICE COMPANY			75-0575400
(a New Mexico corporation)
790 South Buchanan Street
	Amarillo	Texas	79101
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
In February 2023, Southwestern Public Service Company (SPS), a New Mexico corporation, and a wholly owned subsidiary of Xcel Energy, Inc., filed an electric rate case with the Public Utility Commission of Texas (PUCT) seeking an increase in base rate revenue of $149 million (13% impact to customer bills). In March 2023, SPS updated the filing, which increased the rate revenue request to $158 million (14% impact to customer bills).
The request is based on a return on equity (ROE) of 10.65%, an equity ratio of 54.6%, retail rate base of $3.6 billion and the acceleration of the Tolk coal plant depreciation life from 2034 to 2028. SPS is requesting a surcharge from July 13, 2023 through the effective date of new base rates.
In August 2023, the PUCT Staff (Staff), Alliance of Xcel Municipalities (AXM), Office of Public Utility Counsel (OPUC) and Texas Industrial Energy Consumers (TIEC) filed comprehensive testimony along with several other parties.
Proposed modifications to SPS’ request:

(Millions of Dollars)	Staff (a)	AXM	OPUC	TIEC (b)
SPS update testimony	$158	$158	$158	$158

Recommended base rate adjustments:
ROE and capital structure	(29)	(45)	—	(47)
Depreciation expense (c)	—	(34)	(26)	(2)
Jurisdictional allocators	—	—	—	(19)
Operating and maintenance expense	(2)	(10)	(2)	—
Other, net	(6)	(3)	—	(1)
Total adjustments	(37)	(92)	(28)	(69)
Less: transfer of costs from base rate to rider	(19)	—	—	—
Total proposed base rate revenue change	$102	$66	$130	$89

ROE	9.50%	9.25%	N/A	9.05% - 9.95%
Equity ratio	54.60%	50.57%	N/A	48% - 50%
(a)Certain amounts are estimated based on proposals in Staff’s testimony.
(b)TIEC ROE and capital structure adjustments were calculated using a ROE of 9.5% and a capital structure of 48%.
(c)Depreciation expense includes adjustments to the proposed accelerated life of Tolk. OPUC proposed an unchanged life ending in 2034, while AXM proposed an extension until 2045.
Golden Spread Electric Cooperative, Inc. recommended a ROE of 9.15% and a rejection of the accelerated Tolk depreciable life. Federal Executive Agencies recommended a ROE of 9.35% and an equity ratio of 50%.
Next steps in the procedural schedule are as follows:
•Rebuttal testimony: Aug. 25, 2023.
•Hearings: Sept. 12-21, 2023.
•Proposed findings: Oct. 25, 2023.
A PUCT decision is expected in the first quarter of 2024.
Xcel Energy reaffirms its 2023 GAAP and ongoing earnings guidance of $3.30 to $3.40 per share, which is based on several key assumptions, including constructive regulatory outcomes and expense reduction efforts.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including our expectations and intentions regarding the regulatory proceedings and the 2023 earnings guidance, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and SPS' Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: operational safety, including our generation facilities and other utility operations; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work-force and third-party contractor factors; violations of our Codes of Conduct; our ability to recover costs; changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including recessionary conditions, inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of SPS to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; uncertainty regarding epidemics, the duration and magnitude of business restrictions including shutdowns (domestically and globally), the potential impact on the workforce, including shortages of employees or third-party contractors due to quarantine policies, vaccination requirements or government restrictions, impacts on the transportation of goods and the generalized impact on the economy; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather events; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; costs of potential regulatory penalties and wildfire damages in excess of liability insurance coverage; regulatory changes and/or limitations related to the use of natural gas as an energy source; challenging labor market conditions and our ability to attract and retain a qualified workforce; and our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters including as a result of evolving legal, regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2023	Xcel Energy Inc. (a Minnesota corporation)
Southwestern Public Service Company (a New Mexico corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer